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                                                                      EXHIBIT 21



                     LIST OF SUBSIDIARIES OF THE REGISTRANT




                NAME OF ENTITY                     TYPE OF ENTITY           STATE OF INCORPORATION
                --------------                     --------------           ----------------------
Evergreen Intercable, Inc.                           Corporation                   Colorado
International Aviation, Ltd.                         Corporation                   Colorado
Jones Cable Corporation                              Corporation                   Colorado
Jones Intercable of Alexandria, Inc.                 Corporation                   Colorado
Jones Intercable of Ft. Myers, Inc.                  Corporation                   Colorado
Jones Intercable of Leeds, Inc.                      Corporation                   Colorado
Jones Intercable of San Diego, Inc.                  Corporation                   Colorado
Jones Intercable of South Hertfordshire, Inc.        Corporation                   Colorado
Jones of Wisconsin, Inc.                             Corporation                   Colorado
Jones Panorama Properties, Inc.                      Corporation                   Colorado
Jones Satellite Programming, Inc.                    Corporation                   Colorado
Jones Tri-City Intercable, Inc.                      Corporation                   Colorado
Jones U.K. Holdings, Inc.                            Corporation                   Colorado
Saturn Cable T.V., Inc.                              Corporation                   Colorado